UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

ROYAL ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52547	11-3480036
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

56 Broad Street, Suite 2, Charleston, SC 29401

(Address of principal executive offices) (Zip Code)

(843) 900-7693

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

On October 7, 2016, Royal Energy Resources, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with East Hill Investments, Ltd. (the “Purchaser”), pursuant to which the Company offered to the Purchaser, in a registered direct offering, an aggregate of 1,000,000 shares (the “Shares”) of common stock, par value $0.00001 per share (“Common Stock”) at a negotiated purchase price of $4.25 per share, for aggregate gross proceeds to the Company of $4,250,000, before other offering expenses payable by the Company. Under the Purchase Agreement, the Company issued the Purchaser 50,000 Shares in consideration of a promissory note (a “Purchase Note”) of the Purchaser. The Purchase Note was payable fifteen calendar days after the date of issuance, and did not bear interest prior to the maturity date. The maturity date was later extended to November 30, 2016.

As a consequence of the Purchaser’s defaults under the Purchase Agreement, including the failure to pay the Purchase Note, the Company terminated the Purchase Agreement. The Company also released the Purchaser from any liability under the Purchase Agreement and the Purchase Note in consideration for the Purchaser’s return of the 50,000 shares issued to the Company.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROYAL ENERGY RESOURCES, INC.

Date: February 15, 2017	By:	/s/ William L. Tuorto
William L. Tuorto, Chief Executive Officer

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